Exhibit 10.11

AGUA CALIENTE BAND OF CAHUILLA INDIANS

February 1, 2006

Federal Reserve Bank of San Francisco

101 Market Street

San Francisco, CA 94105

Ladies and Gentlemen:

We are providing this letter setting forth our commitments in connection with the proposed one-bank holding company reorganization of Canyon National Bank, Palm Springs, California, pursuant to which Canyon Bancorp, a newly formed California corporation which was organized in order to acquire Canyon National Bank, will become the holding company of Canyon National Bank, and pursuant to which reorganization all of the issued and outstanding shares of Canyon National Bank, including the shares owned by the Agua Caliente Band of Cahuilla Indians, will be exchanged for shares of Canyon Bancorp.

PART I

DEFINITIONS

With respect to the commitments set forth in Part II hereof (individually, a “Commitment” and, collectively, the “Commitments”), the following definitions shall apply:

(a)	“Canyon Bancorp” means, individually and collectively, Canyon Bancorp, Palm Springs, California, and each company (as hereinafter defined) that from time to time is a subsidiary (as defined in section 2(d) of the BHC Act) (hereinafter “Subsidiary”) of Canyon Bancorp, including any company which may in the future control (as defined in section 2(a)(2) of the BHC Act) of Canyon Bancorp.

(b)	“Company” means any corporation, partnership, business trust, association, or similar organization.

(c)	“Tribe” means, individually and collectively, the Agua Caliente Band of Cahuilla Indians, and any council, committee, division, office, commission, department, board, agency, authority, facility, instrumentality, or any other subordinate organization (hereinafter “Subordinate Organization”) thereof. Attached to these Commitments is

Appendix A, which sets forth, as represented by the Agua Caliente Band of Cahuilla Indians on the date hereof, the name and each business activity of and/or other function performed by each such Subordinate Organization of, and the relation of each such Subordinate Organization to, the Agua Caliente Band of Cahuilla Indians, and which by this reference is incorporated herein.

(d)	“Affiliate of Tribe” means, individually and collectively, any Company that from time to time is controlled (as defined in section 215.2(c) of the Board’s Regulation O, 12 C.F.R. 215.2(c)) by Tribe, acting alone or in concert with one or more other persons (as defined in section 225.2(l) of the Board’s Regulation Y, 12 C.F.R. 225.2(l)), but excluding any Company identified and listed as a Subordinate Organization of Tribe on Appendix A attached hereto. Attached to these Commitments is Appendix B, which sets forth, as represented by Tribe on the date hereof, the name, address and business activity of each Affiliate of Tribe, and the equity interest of Tribe therein, as of the date hereof, and which by this reference is incorporated herein.

(e)	“Banks” means, individually and collectively, Canyon National Bank, Palm Springs, California and every other bank (as defined in section 2(c) of the BHC Act), including any successor to Canyon National Bank, that from time to time is a Subsidiary of Canyon Bancorp. “Banks” includes each Company that from time to time is a Subsidiary of Banks.

(f)	“Banking Law” means:

(i)	all federal and state statutes, rules, and regulations related to lending, banking, or other financial service activity that any Federal Authority (as hereinafter defined), administers or for which such Federal Authority has rulemaking or enforcement authority, and which from time to time may be applicable to Canyon Bancorp or Banks, any director, officer, or other institution-affiliated party (as defined in sections 3(u), 8(b)(3), and 8(e)(5) of the Federal Deposit Insurance Act) (an “IAP”) of Banks or Canyon Bancorp, any shareholder of Canyon Bancorp, or any affiliate of Banks or Canyon Bancorp. The term “Banking Law includes without limitation:

(A)	All provisions of Title 12, United States Code;

(B)	Sections 45(a)(1) and 57a(f) of Chapter 2 of Title 15, United States Code (15 U.S.C. §§ 45(a)(1) and 57a(f));

(C)	Chapter 41 of Title 15, United States Code (15 U.S.C. §§ 1601-1693r);

(D)	Chapters 45 and 50 of Title 42, United States Code (42 U.S.C. §§ 3601-3631 and §§ 4001-4129); and

(E)	Chapter 53 of Title 31, United States Code (31 U.S.C. §§ 5301-5355);

(ii)	All federal criminal law provisions relating to the business of banking or financial services, including without limitation:

(A)	The provision of Titles 12, 15, and 42 referenced above;

(B)	Section 1001 of Title 18 of the United States Code as it relates to information, statements, omissions, writings, or reports to a federal banking authority;

(C)	Sections 1003 through 1007 of Title 18 of the United States Code, or any other provisions of Title 18 of the United States Code, or any other provisions of Title 18 of the United States Code applicable to the ownership, control, operation or activities of a bank, bank holding company or subsidiary thereof, or to the activities of any IAP with respect to such bank, bank holding company or subsidiary; and

(D)	Chapter 53 of Title 31, United States Code (31 U.S.C. §§ 5301-5355); and

(iii)	any order (including any conditions imposed in writing or written conditions made in connection with the grant of such order) or written agreement issued by any Federal Authority, or an administrative law judge acting under authority delegated by any Federal Authority or federal court of competent jurisdiction pursuant to a Banking Law against or with respect to Banks, Canyon Bancorp, Tribe, any Affiliate of Tribe, or directors, officers or other IAPs, or affiliates or shareholders of Banks or Canyon Bancorp.

(g)	“Federal Authority” means the Board of Governors of the Federal Reserve System (the “Board”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”), the Department of the Treasury (“DOT”), the Department of Justice (“DOJ”), the Department of Housing and Urban Development (“HUD”), the Federal Trade Commission (“FTC”), or any other federal agency or department which as appropriate, may exercise rulemaking or enforcement of any Banking Law.

PART II

COMMITMENTS

1.	Tribe agrees to provide, and agrees to cause any Affiliate of Tribe to provide, and each Affiliate of Tribe agrees to provide, all information, without regard to whether such information is located within or outside the boundary of the Tribe’s jurisdiction (hereinafter, “Tribe Territory”), requested in connection with any investigation, action, or proceeding by any Federal Authority relating to:

(a)	Enforcement or possible enforcement of any Banking Law with respect to any person or entity subject thereto;

	(b)	The ownership or control, directly or indirectly, by Tribe of Canyon Bancorp or Banks;

	(c)	The operations or activities of Canyon Bancorp or Banks, or any IAP thereof under the Banking Law, including any unsafe or unsound practice or breach of fiduciary duty by Canyon Bancorp or Banks, or any IAP thereof; or

	(d)	The compliance of Tribe and/or any Affiliate of Tribe with the provisions of these Commitments and the Banking Law.

2.	Tribe agrees and agrees to cause any Affiliate of Tribe, and each Affiliate of Tribe agrees, to provide the Board and its staff with access to, to permit the Board and its staff to examine, and to provide (as requested) the Board and its staff with copies of, all books and records and any other information of or concerning Tribe and/or each Affiliate of Tribe, without regard to whether such books, records, and other information is located within or without the Tribe Territory, to the extent necessary to enable the
Board and its staff to examine fully the details of any transaction or series of transactions of:

	(a)	Banks with or between Tribe or any Affiliate of Tribe, directly or indirectly, if the Board has reasonable cause to believe that any such transaction or series of transactions has taken place;

	(b)	Canyon Bancorp with or between Tribe or any Affiliate of Tribe, directly or indirectly, if the Board has reasonable cause to believe that any such transaction or series of transactions has taken place;

	(c)	Tribe or any Affiliate of Tribe that the Board has reasonable cause to believe was or is in violation of any provision of the Banking Law on the part of Tribe or any Affiliate of Tribe, acting alone or in concert with Banks or Canyon Bancorp; or

	(d)	Tribe or any Affiliate of Tribe that the Board has reasonable cause to believe had or may have a material adverse effect on the business or financial condition, results of operations, properties, or assets of Banks or Canyon Bancorp.

3.	(a)	Tribe hereby consents and submits, and agrees to cause each Affiliate of Tribe to consent and submit to the personal jurisdiction (including acceptance of service of process) of any federal court of competent jurisdiction and to the jurisdiction of any Federal Authority for purposes of (i) any matter arising under or relating to the Commitments, including, without limitation, any issue relating to the interpretation of any term or provision of, or to any dispute arising under, or to any issue relating to the compliance of Tribe or any Affiliate of Tribe with, the Commitments, and (ii) of any investigation or possible investigation, action, subpoena, examination, or proceeding by any Federal Authority relating to the administration or enforcement of any Banking Law or pursuant to any Banking Law, including, without limitation, section 8 of the FDIA. Tribe and each Affiliate of Tribe, without reservation, hereby irrevocably waive any claim of sovereign immunity and any claim that a tribal court (as defined in section 1301(3) of title 25 of the United States Code, 12 U.S.C. § 1301(3)) (hereinafter “Tribal Court”) has any jurisdiction, in connection with any such matter, issue, dispute, investigation, action, subpoena, examination, or proceeding relating to any Banking Law. In all dealings of Tribe or any Affiliate of Tribe with Banks or Canyon Bancorp, Tribe and each Affiliate of Tribe will be deemed to be an IAP of Canyon Bancorp and/or Banks.

	(b)	Before consummation of the proposed acquisition of Canyon National Bank by Canyon Bancorp, Tribe shall submit to the Board: (1) a properly executed and authenticated certificate of official action (including the relevant resolution) of the appropriate governing body of Tribe, each Subordinate Organization of Tribe (if necessary to bind a Subordinate Organization), and each Affiliate of Tribe identified on Appendix A and Appendix B attached hereto as of the date hereof, authorizing and directing the signatory designated by each such entity to execute the Commitments on its behalf, and by so doing to bind such entity to each provision of the Commitments, including, without limitation, the submission and consent to the personal jurisdiction (including acceptance of service of process) of a federal court or any Federal Authority, the waiver of any claim of sovereign immunity, as provided by paragraph 3(a) of this Commitment, and the waiver of any claim in any Tribal Court, as provided in paragraph 3(a) of this Commitment, to which the official seal or stamp of the Tribe, the Subordinate Organization of Tribe, and/or the Affiliate of Tribe, as the case may be, is affixed; and (2) one or more opinions of counsel that Tribe and each Affiliate of Tribe are authorized under all of their organization or governing documents (e.g., Tribe Constitution, by-laws, articles of incorporation, partnership agreements) to make each of the Commitments, including, without limitation, the submission and consent to the exclusive personal jurisdiction of a federal court or any Federal Authority, the waiver of any claim of sovereign immunity and the waiver of any claim in Tribal Court, as provided in this Commitment.

4.	(a)	Tribe agrees to submit to the Board a revised Appendix A and/or Appendix B to reflect any change in the information contained in Appendix A and/or Appendix B attached hereto, and a statement of the reasons for such change within 30 days after any such change and on an annual basis, or upon a request of staff of the Federal Reserve System. In the event that an entity becomes a Subordinate Organization of Tribe, or an Affiliate of Tribe and then ceases to remain as such in the same quarter, any such event shall be reported to the Board the later of the filing of the next quarterly revisions of Appendix A and/or B, or within thirty days after any such change. All Commitments shall apply in full to any entity that becomes a Subordinate Organization or an Affiliate of Tribe after the date hereof, immediately upon such entity satisfying the definitions of such terms in Part I hereof, as if such entity were a Subordinate Organization or an Affiliate of Tribe, as the case may be, on the date hereof.

(b)	In the event of the addition of any entity as a Subordinate Organization or as an Affiliate of Tribe, Tribe agrees to cause such Subordinate Organization and/or such Affiliate of Tribe, if necessary to bind such Subordinate Organization or Affiliate of Tribe to these Commitments, to file with the Board, within 30 days after such change, a written declaration of consent and submission to the exclusive personal jurisdiction (including acceptance of service of process) of any federal court of competent jurisdiction and of any Federal Banking Authority, and a written declaration of waiver of any claim of sovereign immunity, as provided in paragraph 3(a) of this Commitment, and a written declaration of waiver of any jurisdiction of any Tribal Court, as provided in paragraph 3(a) of this Commitment, which are executed by any person with authority to bind any such entity. These written declarations shall be submitted to the Board together with (1) a properly executed and authenticated certificate of official action (including the relevant resolution) of the appropriate governing body of Tribe, the Subordinate Organization and/or Affiliate of Tribe, as the case may be, authorizing and directing the signatory of the declarations to the Board on its behalf and, by doing so, bind such entity to each provision of the Commitments, including, without limitation, the submission and consent to the exclusive personal jurisdiction (including acceptance of the service of process) of a federal court or any Federal Authority, the waiver of any jurisdiction in any Tribal Court, as provided in paragraph 3(a) of this Commitment, to which the official seal or stamp of Tribe, such Subordinate Organization and/or Affiliate of Tribe, as the case may be, is affixed; and (2) one or more opinions of counsel that the Subordinate Organization or Affiliate of Tribe, as the case may be, is authorized under all of its organizational and other governing documents (e.g. Tribe Constitution, by-laws, articles of incorporation, partnership agreement) to make each of the Commitments including, without limitation, the submission and consent to the exclusive personal jurisdiction (including acceptance of service of process) of any federal court of competent jurisdiction and of any Federal Authority, the written declaration of waiver of any claim of sovereign immunity as provided by paragraph 3(a) of this Commitment, and the written declaration of waiver of any jurisdiction of any Tribal Court, as provided in paragraph 3(a) in this Commitment.

5.	In all dealings of Tribe or any Affiliate of Tribe with Banks or Canyon Bancorp, Tribe and each Affiliate of Tribe will be deemed affiliates of Banks for purposes of Sections 23A and 23B of the Federal Reserve Act and the Board’s Regulation W, and
Tribe, each Affiliate of Tribe, Banks, and Canyon Bancorp will comply with the requirements of sections 23A and 23B of the
Federal Reserve Act and the Board’s Regulation W applicable to transactions with affiliates of Banks.

6.	In all dealing of Tribe or any Affiliate of Tribe with Banks or Canyon Bancorp, Tribe and each Affiliate of Tribe and all insiders
(as defined in section 215.2(f) of the Board’s Regulation O (12 C.F.R. 215.2(f))) thereof will be deemed to be insiders for purposes of the Board’s Regulation O (12 C.F.R. 215.2), and Tribe, each Affiliate of Tribe, Banks, Canyon Bancorp, and all insiders thereof will comply with all requirements set out under the Board’s Regulation O.

7.	Tribe, Canyon Bancorp, and Banks agree that neither Canyon Bancorp nor Banks will engage in the international transfer, remittance, or payment of customer or bank funds except in compliance with safe and sound formally adopted internal control procedures and operational safeguards, which shall include in all cases written documentation of all relevant information concerning each such transfer, remittance and payment, as adopted as a policy of Banks and in compliance with all laws, regulations, orders, and directives applicable to Banks and their officers, directors and affiliates.

8.	Canyon Bancorp commits that it will not add or replace any member of the board of directors of Canyon Bancorp, employ any person as a senior executive officer (as defined in section 225.71 of the Board’s Regulation Y (12 C.F.R. 225.71)) of Canyon
Bancorp, or change the responsibilities of any senior executive officer thereof so that the person would assume a different senior executive officer position, without providing prior notification to the Federal Reserve System.

9.	Notwithstanding these Commitments, the undersigned parties hereby acknowledge that Banks is subject to the jurisdiction of its primary Federal Authority and/or state banking authority with respect to all statutory, regulatory, and supervisory matters applicable to Banks as an FDIC-insured financial institution chartered as a national or state chartered bank. The undersigned parties further acknowledge that none of these Commitments alters or otherwise affects Banks’ responsibilities to comply with all statutory, regulatory, and supervisory requirements within the jurisdiction of Banks’ Primary Federal and/or state Banking
Authority.

10.	Canyon Bancorp will not issue or incur any debt after its acquisition of Canyon National Bank without prior consultation with the Federal Reserve System.

11.	These Commitments may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same document.

IN WITNESS WHEREOF, each of the parties hereto have caused this Commitment Letter to be executed on its behalf by its officers thereunto duly authorized, as of this 1st day of February, 2006.

Canyon Bancorp

By:	/s/ Stephen G. Hoffmann
Name:	Stephen G. Hoffmann
Title:	President and Chief Executive Officer

Agua Caliente Band of Cahuilla Indians

By:	/s/ Richard M. Milanovich
Name:
Title:	Chairman, Tribal Council

Agua Caliente Band of Cahuilla Indians

By:	/s/ Moraino J. Patencio
Name:
Title:	Secretary-Treasurer, Tribal Council

APPENDIX A

SUBORDINATE ORGANIZATIONS

OF

AGUA CALIENTE BAND OF CAHUILLA INDIANS

NAME	RELATIONSHIP TO ACBCI	BUSINESS ACTIVITY OR FUNCTION
Spa Hotel	Enterprise Fund of ACBCI	Hotel
Spa Casino	Enterprise Fund of ACBCI	Casino
Agua Caliente Casino	Enterprise Fund of ACBCI	Casino
Agua Caliente Development Authority	Enterprise Fund of ACBCI	Economic Development Authority
Agua Caliente Tribal Corporation	Subordinate Entity of ACBCI	Federally Chartered Corporation

APPENDIX B

AFFILIATES

OF

AGUA CALIENTE BAND OF CAHUILLA INDIANS

NAME	ADDRESS	BUSINESS ACTIVITY	EQUITY INTEREST OF ACBCI

None